EXHIBIT 10.39

                            COMMERCIAL LOAN AGREEMENT

This COMMERCIAL LOAN AGREEMENT ("Agreement") is entered into as of August 21, 2000, by and between NEUTRAL POSTURE ERGONOMICS, INC., a Texas corporation, with its principal place of business in Brazos County, TX ("Borrower"), and COMPASS BANK, an Alabama state chartered bank ("Lender").

SECTION 1. DEFINITIONS AND GENERAL RULES. The following definitions and general rules will apply hereto:

      1.1   GENERAL RULES. For the purposes of this Agreement:

            (a) Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular. Additional definitions may be found in the preamble and throughout this Agreement;

            (b) All accounting terms not otherwise defined herein will have the meanings assigned to them in accordance with generally accepted accounting principles, consistently applied; and

            (c) The words "herein", "hereof", "hereunder" and words of similar import refer to this Agreement as a whole and not to a particular section, paragraph or other subdivision.

      1.2 DEFINITIONS. As used in this Agreement, the following terms will have the following meanings unless the context requires otherwise:

            ACCOUNT shall mean all accounts, contract rights, general intangibles, and receivables and claims whether now or hereafter arising, all guaranties and security therefor and all of Borrower's right, title, and interest in the goods purchased and represented thereby including all of Borrower's rights in and to returned goods and rights of stoppage in transit, replevin and reclamation as unpaid vendor.

            AFFILIATE of any Person means any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person and, without limiting the generality of the foregoing, shall include any Person that beneficially owns or holds five percent (5%) or more of any class or series of voting securities of such Person (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest). For the purposes of this

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      definition, "control" (including, with correlative meanings, the terms
      "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities or by contract or otherwise.

            AGREEMENT means this Commercial Loan Agreement, as originally executed or hereafter amended.

            BORROWING BASE shall mean eighty percent (80%) of the aggregate outstanding principal balance of the Borrower's Eligible Accounts plus Fifty percent (50%) of Borrower's inventory as set forth in the most recent Borrowing Base Certificate but in no event in excess of the Commitment Amount.

            BORROWING BASE CERTIFICATE shall mean a certificate in the form of EXHIBIT "A" to this Agreement, completed in all appropriate respects and executed by the chief executive or chief financial officer of the Borrower and setting forth Borrower's computation of the Borrowing Base as of the date of such certificate.

            BUSINESS DAY means a day (other than Saturday, Sunday or a legal holiday) on which Lender is open for business.

            COLLATERAL means all accounts receivables and inventory now owned or hereafter acquired, including but not limited to those listed in EXHIBIT "B" and EXHIBIT "C" attached hereto and incorporated herein by this reference. The term "Collateral" shall also mean all or, where the the context permits or requires, any portion of the above, and all or, where the context permits or requires, any interest therein. The term "Collateral" as used in this Agreement shall further mean and include, all of the foregoing property, as well as any accessions, additions and attachments thereto and the proceeds and products thereof, including without limitation, all cash, equipment, general intangibles, accounts, inventory, fixtures, notes, drafts, acceptances, securities, instruments, chattel paper, insurance proceeds payable because of loss or damage, or other property, benefits or rights arising therefrom, and in and to all returned or repossessed goods arising from or relating to any of the property described herein or other proceeds of any sale or other disposition of such property.

            COMMITMENT AMOUNT means $2,500,000.

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            CORPORATION means corporations, S corporations, partnerships, joint ventures, joint stock associations, business trusts, individual trusts and other business entities, including for profit and non-profit entities.

            CURRENT ASSETS shall mean, as of any applicable date of determination, all cash, non-affiliated customer receivables, United States government securities, inventories and other assets of the Borrower that should be classified as current in accordance with GAAP.

            CURRENT LIABILITIES shall mean, as of any applicable date of determination, all liabilities of the Borrower that should be classified as current in accordance with GAAP, plus all amounts outstanding under the Revolving Credit Note.

            CURRENT RATIO shall mean Current Assets divided by Current Liabilities.

            DEBT shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of the Borrower, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP.

            DEFAULT means any event specified in Section 7.1 of this Agreement, regardless of whether any requirement for the giving of notice or lapse of time or any other condition has been satisfied.

            ELIGIBLE ACCOUNT means an account as specified in Section 2.7 of this Agreement.

            EURODOLLAR RATE means a rate per annum which on any day is equal to the lesser of (a) the sum of (i) the LIBOR Rate for the relevant Eurodollar Interest Period plus (ii) applicable Margin, or (b) the Maximum Rate. The Eurodollar Rate shall be computed on the basis at the actual number of days elapsed in a year consisting of 360 days, unless such computation would result in an annualized effective rate greater than the Maximum Rate, in which case interest shall be calculated on the basis of a year of 365 days or 366 days, as the case may be.

            EURODOLLAR RATE BORROWING.  As defined in the Note.

            EVENT OF DEFAULT means any event specified in Section 7.1 of this Agreement, provided that any requirement in connection with such event for the giving of notice or lapse of time or any other condition has been satisfied.

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            FINANCING STATEMENTS means the Financing Statements executed by
      Borrower on even date herewith and to be executed in the future for the benefit of Lender to further secure the payment of the Loan and covering the accounts and inventory, to be filed in the Uniform Commercial Code Records of Brazos County, Texas, and the Office of the Secretary of State of Texas, respectively.

            FIXED CHARGE COVERAGE shall mean the sum of net income plus depreciation, plus amortization plus interest expense, divided by the sum of current maturities of long-term debt (the Revolving Credit Note being considered short-term debt for purposes hereof) plus current maturities of capital leases, plus interest expense.

            GAAP shall mean general accepted accounting principals then in effect.

            GOVERNMENTAL AUTHORITY means any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, or court having jurisdiction over Lender, the Parties or their respective assets or property.

            INDEBTEDNESS means the total liabilities of a Person calculated in accordance with generally accepted accounting principles consistently applied.

            INDEX RATE shall mean shall mean on any day, the "Prime Rate" as published in THE WALL STREET JOURNAL on that day under the section "Money Rates", and being defined therein as "the base rate on corporate loans at large U.S. money center commercial banks." If this section of THE WALL STREET JOURNAL reflects more than one rate as being the "Prime Rate", then the highest rate shall be the Index Rate. On days when THE WALL STREET JOURNAL is not published, the Index Rate shall be the "Prime Rate" stated in the most recently published edition of THE WALL STREET JOURNAL. In the event that THE WALL STREET JOURNAL ceases to be published altogether, or ceases to publish the "Prime Rate", then Lender, its assigns or successors, shall establish and choose a substitute Index Rate which is based upon comparable information, in the exercise of its sole discretion, without any notice to Borrower or any person being required. The Index Rate shall automatically fluctuate, upward, downward, without notice to Borrower or any other person, as and in the amount the said published "Prime Rate" shall fluctuate. The Index Rate is a reference rate and does not necessarily represent Lender's best or lowest rate or a favored rate, and Lender disclaims any statement, representation or warranty to the contrary. The Index

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      Rate shall be calculated based upon days actually elapsed in a year consisting of 360 days.

            INVENTORY means all inventory, wherever located and whether now or hereafter existing (including, but not limited to raw materials and work in progress, finished goods and materials used or consumed in the manufacture or production thereof, goods in which Borrower has interest in mass or a joint order or other interest or rights of any kind, and goods which are returned to or repossessed by Borrower) and all accessions thereto and products thereof and documents therefor.

            LEGAL REQUIREMENT means any law, statute, ordinance, decree, requirement, order, judgment, rule, or regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

            LETTER OF CREDIT means a letter of credit to be issued hereunder by Lender for the benefit of Borrower.

            LETTER OF CREDIT COMMITMENT means $250,000.00.

            LETTER OF CREDIT LIABILITIES means the amounts then owing to Lender drawn under the Letters of Credit.

            LEVEL I STATUS exists at any date on which the sum of (i) the aggregate outstanding amount of the Loan, (ii) all pending loan advance requests, and (iii) the aggregate Letter of Credit Liabilities is less than or equal to Seventy Percent (70%) of the Borrowing Base in effect at the end of the immediately preceding calendar month.

            LEVEL II STATUS exists at any date on which the sum of (i) the aggregate outstanding amount of the Loan, (ii) all pending loan advance requests, and (iii) the aggregate Letter of Credit Liabilities exceeds Seventy Percent (70%) of the Borrowing Base in effect at the end of the immediately preceding calendar month.

            LIEN shall mean any interest or security interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, constitutional provision, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall

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      include exceptions, covenants, conditions, restrictions, leases and other exceptions and encumbrances affecting such property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property which it or he has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

            LOAN shall refer to the combined principal amount due under the Revolving Promissory Note and the Letters of Credit.

            LOAN DOCUMENTS means this Agreement, the Note, all Security Instruments, all instruments, certificates and agreements now or hereafter executed or delivered to or by Lender pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

            LONDON INTERBANK OFFERED RATE OR LIBOR means, with respect to a LIBOR Borrowing for the relevant Interest Period, the annual interest rate appearing on Telerate page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Borrowing for the relevant Interest Period, the annual interest rate appearing on the Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, provided that, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

            MARGIN means (i) for any day on which Level I Status exists, 1.75% or (ii) for any day on which Level II Status exists 2.25%.

            MATURITY DATE means the earlier of (a) September 30, 2001, or (b) One Hundred Eighty (180) days after the issuance date of a Letter of Credit with respect to the Letter of Credit, as the case may be. Notwithstanding the foregoing, the Maturity Date may be sooner if otherwise accelerated as provided herein.

            MAXIMUM RATE shall have the meaning set forth in the Note.

COMMERCIAL LOAN AGREEMENT                                                 PAGE 6
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            NOTE means the Revolving Promissory Note issued pursuant to Section
      2.1 hereof, as the same may be amended, modified, supplemented, renewed, extended or rearranged at any time.

            OBLIGATIONS means the obligations and liabilities of Borrower to Lender evidenced by the Note and any and all other indebtedness, liabilities and obligations whatsoever of Borrower to Lender, whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising, and howsoever evidenced or acquired, whether joint or several, and whether evidenced by note, draft, acceptance, guaranty, open account, letter of credit, surety agreement or otherwise; it being contemplated by the parties hereto that Borrower may become indebted to Lender in further sum or sums.

            PERMITTED LIENS means (i) liens created by the Security Instruments or this Agreement, (ii) liens for taxes, assessments and other governmental charges not yet payable (excluding any lien imposed pursuant to any of the provisions of ERISA), or the validity of which are being contested in good faith by appropriate proceedings and as to which adequate reserve have been set aside on the books of the Borrower in accordance with GAAP, (iii) deposits or pledges to secure the payment of workmen's compensation, unemployment insurance or other social security benefits or obligation, public or statutory obligations, surety or appeal bonds or other obligations of a like general nature incurred in the ordinary course of business, provided all such liens in the aggregate have no reasonable likelihood of causing a material adverse effect, (iv) landlords', mechanics', materialmen's, warehousemen's, carriers', vendors' or other like liens arising by operation of law in the ordinary course of business or which are being contested in good faith by appropriate proceedings and against which the Borrower has provided adequate reserves in accordance with GAAP, and (v) liens permitted in the Security Instruments or otherwise by the Lender in writing.

            PERSON means any Corporation, estate, individual, unincorporated business entity, Governmental Authority or any other form of entity.

            PRIME RATE BORROWING.  As defined in the Note.

            SECURITY AGREEMENT means the Security Agreement covering the Collateral and other property of Borrower as therein described, executed by Borrower in favor of Lender on even date herewith, as the same may be amended, modified, supplemented, renewed, extended or rearranged from time to time.

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            SECURITY INSTRUMENTS means the Financing Statements, the Security
      Agreement and all other documents securing the payment or performance of the Obligations, together with all financing statements and other documents necessary for recordation of the same or perfection of the Liens granted thereby.

            SUBSIDIARY means any Corporation of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power is owned or controlled, directly or indirectly, by a Person and, or, one or more of its Subsidiaries.

            TANGIBLE NET WORTH means the total shareholder equity of Borrower less goodwill and all other intangible assets as defined by GAAP.

            UNUSED PORTION shall mean that portion of the Commitment Amount that is not used during a calendar quarter and shall be calculated by subtracting from the Commitment Amount the weighted average of the sum of
      (i) the daily aggregate outstanding amount of the Loan, and (ii) the daily aggregate Letter of Credit Liabilities.

SECTION 2.  THE LOAN.

      2.1 $2,500,000.00 LOAN. Subject to and upon the terms, conditions, covenants and agreements contained in the Loan Documents, Lender agrees to loan to Borrower an amount not to exceed $2,500,000.00 (the "Loan"), the proceeds of which Loan shall be disbursed by Lender and utilized by Borrower solely for the purposes described in Section 2.2, below. The Loan shall be evidenced by the Note payable to the order of Lender in the form attached hereto as EXHIBIT "D" and incorporated herein by reference. The principal of and interest to accrue on the Loan shall be due and payable in the manner provided in the Note.

      All renewals, extensions, modifications and rearrangements of the Note, if any, shall be deemed to be made pursuant to this Agreement and, accordingly, shall be subject to the terms and provisions hereof, and Borrower shall be deemed to have ratified, as of such renewal, extension, modification or rearrangement date, all of the representations, warranties, covenants and agreements set forth herein.

      2.2 PERMISSIBLE USES OF LOAN PROCEEDS. The sole purposes for which Borrower shall be allowed to use the proceeds of the Loan are as follows:

            (a)   Finance short term working capital needs; and

COMMERCIAL LOAN AGREEMENT                                                 PAGE 8
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            (b)   Provide Letters of Credit for the benefit of Borrower up to a
                  $250,000.00 to facilitate Borrower's acquisitions and/or to assist Borrower in establishing new credit with its trade vendors.

      2.3 ADVANCES OF LOAN PROCEEDS. Funding by Lender to Borrower of advances of the Loan proceeds may be made by Lender to Borrower, in the following manner and only if:

            (a) Borrower shall prepare and deliver to Lender a Borrowing Base Certificate prepared using the most recent calendar month end information;

            (b) Borrower shall provide Lender with a completed and executed Rate Designation Notice in the form attached to the Note as Exhibit "A";

            (c) Advances under the Loan shall be in increments of (i) $500,000.00 for Eurodollar Rate Borrowings, (ii) $5,000.00 in connection with Letters of Credit, and (iii) $50,000.00 for Prime Rate Borrowings;

            (d) If connection with a Eurodollar Rate based advance request, Borrower currently has no more than three (3) outstanding Eurodollar Rate Borrowings in effect;

            (e)   The sum of (i) the aggregate outstanding amount of the Loan,
                  (ii) the aggregate Letter of Credit Liabilities in effect, and
                  (iii) the requested advance shall not exceed the Borrowing Base nor the Commitment Amount; and

            (f) Borrower is not in default under this Agreement, the Note, or the Security Instruments.

      2.4 PAYMENTS. All payments of principal or interest on the Note shall be made to Lender at its office set forth in Section 8.8. Whenever any payment of principal or interest on the Note shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day and interest shall be payable for such extended time at the rate of interest with respect thereto in effect at the due date.

      The Note shall be due and payable in monthly installments of interest only, payable on or before last day of every month, beginning August 31, 2000, and

COMMERCIAL LOAN AGREEMENT                                                 PAGE 9
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continuing regularly thereafter until the Maturity Date, when the entire amount hereof, principal and interest remaining unpaid, shall be then due and payable.

      In the event that the outstanding principal on the Loan exceeds Borrower's Borrowing Base, Borrower shall make a principal payment within three (3) Business Days in an amount sufficient to reduce the outstanding principal to the Borrowing Base.

      2.5 COMPUTATION OF INTEREST. Borrower's liability for payment of principal and interest provided in the Note shall be limited to and calculated on sums actually advanced to Borrower from the date or dates of each such advance and the Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due at a rate per annum equal to the Adjusted Prime Rate (as defined in the Note) or Eurodollar Rate as selected by Borrower via the Rate Designation Notice. Such interest shall be payable for each interest period as provided for in the Note.

      2.6 SECURITY. Payment of the Note and the performance of the Obligations will be secured, directly or indirectly, by a perfected security interest, in and upon, the Collateral herein described. Borrower agrees to execute, acknowledge and deliver to Lender the Security Instruments, in form and substance acceptable to Lender, as in the good faith and discretion of Lender may be necessary to enforce, grant to Lender and perfect the security interests in the Collateral. Borrower and Lender agree that all Collateral now or hereafter securing any of the Obligations hereunder also shall secure any and all other indebtedness and liabilities now or hereafter owing by Borrower to Lender.

      2.7 ELIGIBLE ACCOUNTS. As to each Account represented by the Borrower to be an "Eligible Account" on a Borrowing Base Certificate, as of the date of each such Borrowing Base Certificate:

            (a) Such Account arose in the ordinary course of the business of Borrower out of either (i) a bona fide sale of Inventory by the Borrower, and in such case such Inventory has in fact been shipped to, and accepted and retained by, the appropriate account debtor or the sale has otherwise been consummated in accordance with such order, or (ii) services performed by the Borrower, under an enforceable contract, and in such case such services have in fact been performed for the appropriate account debtor in accordance with such contract.

            (b) Such Account represents a legally valid and enforceable claim which is due and owing to the Borrower, by such account debtor and for such amount as

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      is represented by the Borrower, to the Bank on such Borrowing Base
      Certificate, such Account is due and payable not more than thirty (30) days from the delivery of the related Inventory, or the performance of the related services, giving rise to such Account and such Account has not been due for more than ninety (90) days (from the date of invoice).

            (c) The unpaid balance of such Account is as represented by the Borrower, and not subject to any defense, counterclaim, setoff, credit, allowance or adjustment by the account debtor because of returned, inferior or damaged Inventory or services, or for any other reason, except for customary discounts allowed by Borrower, in the ordinary course of business for prompt payment, and there is no agreement between Borrower, the related account debtor and any other person for any rebate, discount, concession or release of liability, in whole or in part.

            (d) The transactions leading to the creation of such Account comply with all applicable state and federal laws and regulations.

            (e) The Borrower has granted to the Bank a perfected security interest in such Account (as an item of the Collateral) prior in right to all other persons (other than Permitted Liens), and such Account has not been sold, transferred or otherwise assigned by the Borrower, to any person, other than the Bank.

            (f) Such Account is not represented by any note, trade acceptance, draft or other negotiable instrument or by any chattel paper, except any such as have been endorsed and delivered by the Borrower, to the Bank on or prior to such Account's inclusion on such Borrowing Base Certificate.

            (g) The Borrower has not received, with respect to such Account, any notice of the death of the related account debtor or any partner thereof, nor of the dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws by or against, such account debtor.

            (h) The account debtor on such Account is not:

                  (i)   an affiliate of the Borrower;

                  (ii) the United States of America or any department, agency or

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                        instrumentality thereof;

                  (iii) a citizen or resident of any jurisdiction other than one of the United States (unless such Foreign Account is subject to a guaranty of payment in the form of a letter of credit issued by a Bank which is acceptable to the
                        Bank); or

                  (iv) an account debtor whom the Bank has, in the exercise of such Bank's sole discretion, determined to be (based on such factors as the Bank deems appropriate) an ineligible account debtor and as to which the Bank has notified the Borrower, PROVIDED, HOWEVER, that any such notice shall not apply as to any Account of such account debtor which has been included on a Borrowing Base Certificate by the Borrower prior to the giving of such notice by the Bank and which meets each and every other requirement under this Agreement for the denomination of such Account as an "Eligible Account."

NOTWITHSTANDING the foregoing, the Borrower may include in Eligible Accounts, provided the Account is otherwise eligible hereunder, up to $100,000.00 of Accounts where the account debtor is the United States of America or any department, agency or instrumentality thereof.

            (i) Such Account is not payable by an account debtor for whom Ten percent (10%) or more of the total amount then owed to the Borrower and/or its Subsidiaries by that account debtor is ninety (90) days or more from invoice date.

SECTION 3. REPRESENTATIONS AND WARRANTIES. Borrower represents, warrants and agrees as follows, with knowledge of Lender's intended reliance thereon in making each advance of proceeds under the Note:

      3.1 LICENSE AND PERMITS. Borrower has filed all such assumed name certificates and is duly licensed and has all permits necessary to do business in each jurisdiction in which a failure to be such may have a material adverse effect on Borrower, its business or its properties, and has all powers and has satisfied all Legal Requirements necessary to own and operate its properties and to carry on its business as contemplated under this Agreement.

      3.2 STOCK AND EQUITABLE SECURITIES. All of Borrower's issued and outstanding stock and equitable securities and the holder's thereof of five percent (5%) or more as

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of the date of execution hereof are described on EXHIBIT "E" attached hereto and incorporated herein.

      3.3 CORPORATE INDEBTEDNESS. All of the debts, excluding trade payables incurred in the ordinary court of business, owed directly or indirectly by Borrower on loan date herewith are described on EXHIBIT "F" attached hereto and incorporated herein.

      3.4 AUTHORIZATION; CONFLICT; ENFORCEABILITY. The execution, delivery and performance of the Loan Documents by Borrower: (a) will not contravene, or constitute a material default under, any Legal Requirement, or any mortgage, indenture, contract, agreement or other instrument, binding upon Borrower; (b) will not require the obtaining of any consents, approvals, permits, or registrations from any Governmental Authority or other Person; and (c) except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general equitable principles, when duly executed and delivered in accordance with this Agreement, will constitute legal, valid and binding obligations of Borrower in accordance with their respective terms.

      3.5 LITIGATION. There is no action, suit or proceeding pending or, to the knowledge of Borrower, threatened against Borrower before any Governmental Authority in which there is a reasonable possibility of an adverse decision which, if such action, suit or proceeding were adversely determined: (i) would subject Borrower to any liability not fully covered by insurance; or (ii) would materially adversely affect the financial position or the results of operations of Borrower or its businesses or the ability of Borrower to perform its obligations under the Loan Documents. Borrower is not in default with respect to any material Legal Requirement. Borrower agrees to notify Lender in writing of any such action, suit or proceeding hereafter filed against within five (5) days after Borrower's first knowledge thereof, and to explain in reasonable detail in such notice the facts and circumstances surrounding, the cause of action alleged in such action, suit or proceeding. Current litigation is disclosed in EXHIBIT "G" attached hereto and incorporated herein.

      3.6 NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

      3.7 USE OF PROCEEDS. The proceeds of the Loan will be used by Borrower solely for the purposes described in Section 2.2. The Loan is and shall be a "business loan", as such term is used in the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, and the Loan is for business, commercial, investment

COMMERCIAL LOAN AGREEMENT                                                PAGE 13
or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code.

      3.8 TAX RETURNS. Borrower has filed all federal, state and local tax returns required to be filed by it. Borrower has paid or caused to be paid all taxes required to be paid in connection with its organization, and Borrower has no knowledge of any actual or proposed assessments for additional federal, state or other taxes for any fiscal periods.

      3.9 LIENS AND SECURITY INTERESTS. The security interests, mortgages and liens attaching to the Collateral pursuant to the Loan will constitute at all times valid, perfected and enforceable security interests, mortgages and liens in favor of Lender, subject to no prior or superior Lien (other than Permitted Liens). Before and after funding under the Note, Borrower will have taken, or will have participated with Lender in taking, all necessary action (including making all necessary filings) to provide Lender with first priority perfected security interests, mortgages and liens in the Collateral under the laws of all applicable jurisdictions.

      3.10 SOLVENCY. Borrower: (i) is solvent with assets of a value that exceeds the amount of its liabilities; (ii) is able to and anticipates that it will be able to meet its debts as they mature; and (iii) has adequate capital to conduct its business.

      3.11 LEGALITY. To the best of Borrower's knowledge, the making of the Loan is not prohibited by, or will not subject Lender to any penalty or onerous condition under, any Legal Requirement.

      3.12 REPRESENTATIONS AND WARRANTIES. No representation or warranty made by Borrower in any Loan Document contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

SECTION 4.  CONDITIONS TO LENDER'S OBLIGATIONS.

      Any obligation of Lender to make any advances of proceeds under the Note is subject to the performance by Borrower of all of its obligations under this or any other agreement between Borrower and Lender, and to the satisfaction of the following further conditions (but no advance made before satisfaction of any such condition shall be deemed to be a waiver of such conditions in respect of any subsequent advance):

COMMERCIAL LOAN AGREEMENT                                                PAGE 14

      4.1 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the applicable date of borrowing. A Loan request by Borrower will be deemed to be a representation and warranty by Borrower on the date of such Loan request as to the matters specified in this Section 4.1.

      4.2   DELIVERY  OF  LOAN  DOCUMENTS.   Receipt  by  Lender  of  all  the
documents required or contemplated hereunder from the appropriate parties, including the following:

            (a) The Loan Documents; and

            (b) All documents Lender may reasonably request relating to Borrower's possession of all licenses and permits from all Governmental Authorities necessary to enable Borrower to lawfully conduct its business in all jurisdictions where Borrower now conducts or may during the term of the Loan conduct its business.

      4.3 PAYMENT OF EXPENSES. Borrower shall have paid or made provision for the payment of all expenses of the type described in Section 8.7.

      4.4 FILING OF FINANCING STATEMENTS. The Financing Statements shall have been executed by Borrower and shall have been recorded in the Uniform Commercial Code Records of Brazos County, Texas, and the Office of the Secretary of State of Texas, with all filing fees therefor paid.

SECTION 5. AFFIRMATIVE COVENANTS. During the term of this Agreement and until the Loan and all of the Obligations have been paid and performed in full, unless compliance with the provisions of the following subsections shall have been waived in writing by Lender, Borrower agrees as follows:

      5.1 FINANCIAL STATEMENTS. Borrower will furnish the following to Lender:

            (a) As soon as available, but in any event, within forty-five (45) days after the end of each calendar quarter, beginning with Borrower's fiscal year ending June 30, 2000, (i) a copy of unaudited interim financial statements of Borrower prepared and certified by Borrower and prepared in conformity with generally accepted accounting principles (subject to normal year-end audit adjustments), and consisting of at least balance sheets as of the close of such period and profit and loss statements for the quarter then ended and for the

COMMERCIAL LOAN AGREEMENT                                                PAGE 15
      period from the beginning of the fiscal year to the close of such period; and (ii) a No Default Certificate (as described in part e of this Section
      5.1 below) executed by an authorized officer of Borrower;

            (b) As soon as available, but in any event within one hundred twenty
      (120) days after the end of each fiscal year, beginning with Borrower's fiscal year ending June 30, 2000, a copy of Borrower's audited financial statement and audit report;

            (c) If there is Indebtedness due and owing on the Note, as soon as available, but in any event, within twenty (20) days after the end of each month, or if there is no Indebtedness due and owing on the Note then within forty-five (45) days after the end of each calendar quarter, the following:

                  (i) a detailed listing and aging report signed by an authorized officer of Borrower certifying and detailing the then existing accounts receivables and a detailed aging report thereof; and

                  (ii) furnish to Lender a Borrowing Base Certificate confirming that the aggregate unpaid principal amount of the Loan does not exceed the lesser of the Commitment Amount or the Borrowing Base as then in effect (or, if such is not the case, accompanied by a prepayment of the
                        Note in accordance with Section 2.4 of this Agreement).

            (d) Such other financial and other information concerning Borrower as Lender shall reasonably request from time to time;

            (e) Together with each delivery of the financial statements required in this Section 5.1, furnish to Lender a certificate of its chief executive or financial officer stating that no Event of Default or Default has occurred, or if any such Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action Borrower proposes to take with respect thereto. Such certificate shall also demonstrate, by showing the applicable ratio or other calculation, with such supporting information as Lender may require, that Borrower is in compliance with this Agreement.

COMMERCIAL LOAN AGREEMENT                                                PAGE 16

      5.2   FINANCIAL RATIOS.

            (a) TANGIBLE NET WORTH. Borrower shall maintain a minimum Tangible Net Worth of $7,500,000.00;

            (b) DEBT RATIO. Borrower shall maintain the ratio of Debt to Tangible Net Worth of not more than .75 to 1.0;

            (c) CURRENT RATIO. Borrower shall maintain a Current Ratio of not less than 1.5; and

            (d) FIXED CHARGE COVERAGE. Borrower shall maintain a Fixed Charge Coverage ratio of not less than 1.5 to 1.0 to be calculated quarterly on a rolling quarterly basis.

      5.3 ACCOUNTS RECEIVABLE AUDIT. Allow Lender to conduct, at least once per year, and as of such dates as Lender shall designate upon reasonable notice to the Borrower, an audit and verification of the Borrower's Accounts, to be performed by the Bank or such other party as the Bank shall designate, and to be performed in such form and detail as the Bank shall reasonably require.

      5.4 PAYMENT OF OBLIGATIONS. Borrower will pay and discharge when due all Obligations.

      5.5 NOTICE; LITIGATION. Borrower shall promptly give written notice to Lender of: (i) the occurrence of any Default or Event of Default; (ii) any legal, judicial or regulatory proceedings affecting Borrower or any of its properties or assets in which the amount involved is material, is not covered (subject to normal deductibles) by insurance and is likely to have a material adverse effect on the business or the financial condition of Borrower; (iii) any dispute between Borrower and any Governmental Authority or other Person that is likely to materially interfere with the normal business operations of Borrower;
(iv) any substantial damage to any material part of the Collateral, specifying the nature and extent of damage and whether such damage is being repaired in due course, or total loss or destruction of any material part of the Collateral; (v) any other action, event or condition of any nature of which it has knowledge which may have, or lead to, or result in, any material adverse effect upon the business, assets or financial condition of Borrower, all taken as a whole; or
(vi) the voluntary or involuntary bankruptcy of, or any assignment for the benefit of creditors or the seeking of any relief under any bankruptcy or other similar laws by, Borrower.

COMMERCIAL LOAN AGREEMENT                                                PAGE 17

      5.6 MAINTENANCE OF PROPERTIES. Borrower will: (i) keep and maintain all franchises, licenses, permits and properties useful and necessary in the conduct of its business in good order and condition; and (ii) duly observe and conform to all Legal Requirements relative to the conduct of its business or the operation of its properties or assets. In the event of any failure on the part of Borrower to maintain all requisite franchises, licenses, or permits, or to properly observe and conform to all Legal Requirements, Borrower shall have a period of twenty (20) days from the date of written notice from Lender to obtain any required franchise, license or permit, or cure any such violation of Legal Requirement. In the event that Borrower fails to effect such a cure, then the same shall constitute an Event of Default hereunder, cumulative of and in addition to the provisions of Section 7.1 hereof, and Lender shall thereafter be authorized to take such actions as Lender may deem in its own discretion to be necessary to remedy or cure such failure or violation, and any funds expended by Lender in such regard shall constitute additional indebtedness evidenced by the Note and secured by the Deed of Trust, bearing interest as provided for in the Note. Should Lender elect to cure any such failure or violation in accordance with the provisions hereof, such shall not be considered a cure of Borrower's Default hereunder. The foregoing actions by Lender shall be cumulative of and in addition to such other remedies as may be provided elsewhere in this Agreement.

      5.7 INSURANCE. Borrower will maintain insurance with financially sound and responsible companies, in such form, in such amounts and against such risks (including, without limitation, public liability and property damage insurance) as is customarily carried by companies engaged in the same or similar businesses, operating like properties and similarly situated, plus any additional insurance, if any, required in the Security Instruments. Borrower will have the right to place any such insurance with any insurance carrier reasonably acceptable to Lender. Upon execution of this Agreement, Borrower will furnish to Lender: (i) a summary of the insurance coverage of Borrower, together with certificates, as to insurance covering any of the Collateral, showing Lender as loss payee to the extent its interest may appear, all such policies to be noncancellable without 15 days' prior written notice to Lender, and will supplement such summary from time to time as the amounts or terms of such insurance coverage change; and (ii) copies of the applicable policies and proof of payment of the premiums therefor.

      5.8 PAYMENT OF TAXES. Borrower will pay and discharge when due all taxes, assessments and other liabilities, except those being contested in good faith by appropriate proceedings, and against which Borrower has set up adequate reserves, in accordance with generally accepted accounting principles.

COMMERCIAL LOAN AGREEMENT                                                PAGE 18

      5.9 FURTHER ASSURANCES. Borrower, at any time and from time to time, will execute and deliver such further instruments and take such further action as may reasonably be requested by Lender, in order to cure any defects in the execution and delivery of, or to comply with or accomplish the covenants and agreements contained in, the Loan Documents.

      5.10 AVAILABILITY OF RECORDS. Borrower will permit any representative, accountant, officer, employee, or attorney of Lender to: (i) visit and inspect any of the properties of Borrower; (ii) examine and/or audit the books and financial records of Borrower; (iii) verify the due investment and application of the proceeds of the Note in accordance with Section 3.5 hereof; and (iv) discuss the business affairs, finances and accounts of Borrower with its officers and independent certified public accountants, all at such reasonable times and during reasonable business hours, and as often as Lender may deem reasonably necessary.

      5.11 INSPECTION OF COLLATERAL. Borrower will permit Lender (and any Person appointed by Lender to act for and on its behalf) to inspect the Collateral, wherever located, at any time and from time to time.

SECTION 6. NEGATIVE COVENANTS. During the term of this Agreement and until the Loan and all of the Obligations have been paid and performed in full, unless compliance with the following subsections shall have been waived in writing by Lender, Borrower agrees as follows:

      6.1 LIMITATIONS ON LIENS. Without Lender's prior approval, Borrower will not create, assume or suffer to exist any Lien (other than Permitted Liens) upon any of the Collateral, whether now owned or hereafter acquired.

      6.2 NATURE OF BUSINESS. Borrower will not: (i) change or allow to be changed in any material respect its present methods of operation or manner of doing business; (ii) carry on or allow to be carried on its business at any location or locations other than those presently in existence; (iii) change or allow to be changed its name or its identity; or (iv) change or allow to be changed its structure, without the prior written consent of Lender.

      6.3 SALE OF PROPERTY. Except in the ordinary course of business, Borrower will not convey or otherwise dispose of (whether voluntarily or involuntarily) or encumber (whether voluntarily or involuntarily) the Collateral or any portion thereof in any manner without the prior written consent of Lender.

COMMERCIAL LOAN AGREEMENT                                                PAGE 19

      6.4 USE OF LOAN PROCEEDS. Borrower shall not use any of the proceeds of the Loan to defray living expenses, for other personal use, or for any other purpose not expressly authorized by this Agreement.

      6.5 FUTURE INDEBTEDNESS. Borrower shall not, without the prior written consent of Lender: (i) encumber, or permit to be encumbered, any portion of the Collateral or other property owned by the Borrower; or (ii) procure any other debt, excluding trade payables incurred in the ordinary course of business.

      6.6 NO DIVIDENDS. Without Lender's prior approval, Borrower will not declare or pay any dividends.

SECTION 7.  DEFAULT.

      7.1 EVENTS OF DEFAULT. The occurrence of any of the following events or conditions shall constitute an "Event of Default":

            (a) Failure of Borrower to pay any installment of principal or interest on the Note within ten (10) days of receipt of written notice from Lender of such failure. Notwithstanding the foregoing, Lender shall not be required to send such notice of failure to pay more than one time during any calendar year;

            (b) Any representation or warranty made by any Party in any of the Loan Documents is untrue in any material respect as of the date made or furnished;

            (c) Default in the observance or performance of any of the covenants, terms or agreements of the Loan Documents or any other agreements, now or hereafter existing, with Lender;

            (d) Borrower: (i) is generally not paying its Indebtedness as it becomes due; (ii) fails to pay any principal or interest on any obligation or obligations for borrowed money beyond the period of grace, if any, provided for in the instrument or agreement under which the same was created; or (iii) fails to observe or perform any other term, condition or agreement contained in any obligation or obligations for borrowed money or in any instrument or agreement evidencing, securing or relating thereto if the effect thereof is to permit or cause the holder or holders of such obligation (or a trustee or an agent on behalf of such holder or holders) to

COMMERCIAL LOAN AGREEMENT                                                PAGE 20
            cause any such obligation to become due prior to its stated maturity and such failure shall continue for a period of twenty (20) days after notice to Borrower by Lender of the same, subject to an additional thirty (30) day cure period if, (i) the non-monetary default is not cureable within the prescribed twenty (20) day period and (ii) the Borrower has initiated steps to cure said violation in a diligent and continuous manner within the twenty (20) day period and continues to take steps to cure in a diligent and continuous manner within the thirty (30) day period;

            (e) Filing by Borrower of a voluntary petition or any answer seeking reorganization, arrangement or readjustment of its debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing, or any action by Borrower for, or the appointment by consent or acquiescence of, a receiver or trustee for Borrower or for all or a substantial part of its property; the making by Borrower of an assignment for the benefit of creditors, the inability of Borrower, or the admission in writing by Borrower of its inability to pay its debts as they mature (the term "acquiescence" means the failure to file a petition or motion in opposition to such petition or proceeding or to vacate or discharge any order, judgment or decree providing for such appointment within twenty (20) days after the appointment of a receiver or trustee);

            (f) Filing of an involuntary petition against Borrower in bankruptcy or seeking reorganization, arrangement or readjustment of its debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing and such petition remains undismissed or unanswered for a period of thirty (30) days from such filing; or the involuntary appointment of a receiver or trustee for Borrower for all or a substantial part of its property and such appointment remains unvacated or unopposed for a period of ten (10) days from such appointment; or the issuance of a writ of attachment, execution or similar process against any substantial part of the property of Borrower and such writ remains unbended or undismissed for a period of ten (10) days from notice to Borrower of its issuance;

            (g) Final judgment for the payment of money in excess of One Hundred Thousand ($100,000) shall be rendered against Borrower and the same shall remain undischarged for a period of thirty (30) days, during which execution shall not be effectively stayed;

COMMERCIAL LOAN AGREEMENT                                                PAGE 21

            (h) Any substantial impairment of value, loss, damage or destruction (not covered by insurance) of the Collateral occurs; or

            (i) Lender shall reasonably and in good faith deem repayment or performance of the Note or any of the Obligations to be insecure.

      7.2 OPTIONAL ACCELERATION. Upon the occurrence of any Event of Default (as defined in Section 7.1 above) set forth in Subsection 7.1(a), (b), (c), (d),
(g), (h), or (i), hereof, any obligation of Lender to make any further advances of proceeds under the Loan to Borrower pursuant hereto shall immediately terminate and the holder of the Note, at its option, without notice to any party may declare the principal of and interest accrued on the Note to be forthwith due and payable, whereupon the same shall become due and payable without any presentment, demand, protest, notice of protest, notice of intention to accelerate, notice of acceleration or notice of any kind (except notice required pursuant to this Agreement or otherwise by law), all of which are hereby waived by Borrower, on behalf of itself and all other sureties, endorsers and guarantors of the Note.

      7.3 AUTOMATIC ACCELERATION. Upon the occurrence of any Event of Default (as defined in Section 7.1 above) set forth in Subsection 7.1, (e) or (f) hereof, any obligation of Lender to make any further advances of proceeds under the Loan shall automatically terminate and the principal of and interest accrued on the Note shall be immediately and automatically due and payable without notice or demand of any kind, and the same shall be due and payable immediately without any presentment, acceleration, demand, protest, notice of acceleration, notice of protest or notice of any kind (except notice required pursuant to this Agreement or otherwise by law), all of which are hereby waived by Borrower, on behalf of itself and all other sureties, endorsers and guarantors of the Note.

SECTION 8.  MISCELLANEOUS.

      8.1 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of Lender, any right, power or privilege hereunder or in any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any release of any security for the repayment of the Loan, or release of any party primarily or secondarily liable for the repayment of the Loan, or the grant by Lender of any indulgence with respect to the Loan affect any other security for

COMMERCIAL LOAN AGREEMENT                                                PAGE 22
the Loan or the liability of any other party for the repayment of the Loan. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law, or in any of the Loan Documents or in any other agreement.

      8.2 SURVIVAL OF AGREEMENTS. All agreements and covenants made herein shall survive the delivery of the Loan Documents and the making and renewal thereof.

      8.3 SUCCESSORS; ASSIGNABILITY. This Agreement shall be binding upon each of the parties and their respective successors, permitted assigns, heirs and legal representatives, and shall inure to the benefit of Lender and its successors and assigns. Borrower's rights and benefits under this Agreement shall not be assigned by Borrower without Lender's express prior written consent and any attempted assignment without such consent by Lender shall be null and void.

      8.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

      8.5 SEVERABILITY. In case any one or more of the provisions contained in the Loan Documents or any other documents executed in connection therewith or herewith should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not be affected in any way thereby.

      8.6 INTEREST. It is the intention of Lender and Borrower to comply with applicable usury laws; accordingly, it is agreed that, notwithstanding any provisions to the contrary in the Loan Documents, or in any of the documents securing payment thereof or otherwise relating thereto, in no event shall the Loan Documents require the payment or permit the collection of interest, as defined under applicable usury laws, in excessive the maximum amount permitted by such laws. If any such excessive interest is contracted for, charged or received under the Loan Documents, or under the terms of any of the documents securing payment thereof or otherwise relating thereto, or if the maturity of the indebtedness evidenced by the Note is accelerated in whole or in part, or in the event that all or part of the principal of or interest on the Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under the Loan Documents or under any of the documents securing payment thereof or otherwise relating thereto, on the amount of principal actually outstanding from time to time exceeds the amount allowable under applicable usury laws, then in any such event: (a) the provisions of this
Section 8.6 shall govern and control; (b) neither Borrower nor any other Person now or hereafter liable under the Loan

COMMERCIAL LOAN AGREEMENT                                                PAGE 23

Documents for the payment of the Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted to be contracted for by, charged to or received from the Person obligated thereon under applicable usury laws; (c) any such excess which may have been collected either shall be applied as a credit against the then unpaid principal amount on the Note or refunded to the Person paying the same, at the noteholder's option; and (d) the effective rate of interest on the Note shall be automatically reduced to the maximum lawful rate of interest permitted under applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof.

      8.7 EXPENSES; DOCUMENTARY TAXES. In further consideration to Lender for the agreements herein made by Lender, Borrower will pay to or for the account of Lender:

            (a) within thirty (30) days after the end of each calendar quarter, a fee on the Unused Portion of the Commitment Amount for the quarter then ended equal to .15% per annum. This fee shall be calculated by multiplying the Unused Portion by .15% by 90/360;

            (b) upon the issuance of each Letter of Credit a issuance fee equal to 1.0% of the face amount of the letter of credit;

            (c) all out-of-pocket expenses of Lender (including reasonable fees, expenses and disbursements of counsel for Lender) in connection with the preparation, enforcement, operation and administration of the Loan Documents or any waiver or amendment of any provision hereof;

            (d) if an Event of Default occurs, all court costs and costs of collection, including, without limitation, reasonable fees, expenses and disbursements of counsel employed in connection with any and all collection efforts; and

            (e)Borrower agrees to indemnify Lender from and hold it harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery by Borrower of the Loan Documents and any documents executed in connection therewith.

      8.8 NOTICES. All notices, requests and demands shall be given to or made upon the respective parties shall be in writing and shall be deemed effective if hand delivered, or if sent by United States certified or registered mail, return receipt requested, postage prepaid, or if sent by private, receipted carrier guaranteeing same-day or next-day delivery, addressed as follows:

COMMERCIAL LOAN AGREEMENT                                                PAGE 24

                If to Borrower:  Neutral Posture Ergonomics, Inc.
                                 3904 N. Texas Avenue
                                 Bryan, TX 77803
                                 Attn:  Gregory A. Katt, Chief Financial Officer

                If to Lender:    Compass Bank
                                 2405 Texas Avenue South
                                 College Station, TX 77840
                                 Attn: Mr. Jerry Fox, City President

If sent by U.S. certified mail, in accordance with this Section 8.8, such notices shall be deemed given and received on the earlier of (i) actual receipt of the above specified address of the named addressee, or (ii) on the third
(3rd) business day after deposit with the United States Postal Service. Notice given by any other means shall be deemed given and received only upon actual receipt at the above specified address of the named addressee.

      8.9 MERGER OF PRIOR REPRESENTATIONS. Borrower acknowledges and agrees that it has not, in the execution of this Agreement or any of the other Loan Documents, relied upon (and that it shall not be entitled to rely upon) any representations or statements of Lender or any other party, whether written or oral, made prior to the execution of this Agreement and the other Loan Documents, other than any such statements or representations expressly set forth in writing in this Agreement and the other Loan Documents; and that this Agreement and the other Loan Documents represent all of the terms of the agreements of Borrower and Lender in connection with the Loan.

      8.10 CONTROLLING DOCUMENT. In the event of actual conflict among the terms and provisions of the Loan Documents, the terms and provisions of this Agreement will control.

      8.11 AMENDMENT. This Agreement may not be amended except in writing signed by Lender and Borrower.

      8.12 DESCRIPTIVE HEADINGS. Descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      8.13 GOVERNING LAW. The Loan Documents shall be governed by, construed and interpreted in accordance with the laws of the State of Texas, except to the extent that the federal laws of the United States of America may apply.

COMMERCIAL LOAN AGREEMENT                                                PAGE 25

      8.14 ASSIGNABILITY; LIMITATIONS. Lender shall have the right to assign all or any portion of the Loan Documents to any person or entity, without any prior notice to the prior consent of Borrower.

      8.15 NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS, AND THE INSTRUMENTS AND DOCUMENTS EXECUTED HEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      IN WITNESS WHEREOF, the parties hereunto have caused this Agreement to be duly executed in College Station, Texas, as of the date first above mentioned.

                                    LENDER:

                                    COMPASS BANK,
                                    a national banking association

                                    By:  /S/ JERRY E. FOX
                                             JERRY E. FOX, City President

                                    BORROWER:

                                    NEUTRAL POSTURE ERGONOMICS, INC.,
                                    a Texas corporation

                                    By:   /S/ REBECCA BOENIGK
                                              REBECCA BOENIGK, Chairman and CEO

Exhibits:
      "A" - Borrowing Base Certificate
      "B" - July 31, 2000 Detailed Accounts Receivable Aging Report
      "C" - July 31, 2000 Inventory Report
      "D" - Form of Note
      "E" - Borrower's issued and outstanding stock and holder's thereof "F" - List of Corporation's Indebtedness
      "G" - Existing Litigation

COMMERCIAL LOAN AGREEMENT                                                PAGE 26